Exhibit 99.1

Press Release	Source: Think Partnership Inc.

Think Partnership Announces Changes to Board of Directors

NORTHBROOK, Ill.—(BUSINESS WIRE)—Feb. 2, 2006—CGI Holding Corporation, which plans to seek shareholder approval to change its name to Think Partnership Inc. (AMEX:THK - News; the “Company”), today announced that James N. Held has resigned from the Company’s Board of Directors, and that Dominic L. Ragosta has joined the Board.

Mr. Ragosta has been the president of The DOM Company since 2002, a business advisory firm offering acquisition due diligence, business valuations, strategic planning, project development advice, risk assessment, and life insurance review services. From 2000-2002, Mr. Ragosta was chief executive officer of Mitkem Technologies, an international procurement business providing semi-conductors to a variety of industry OEMs. From 1988-1998 Mr. Ragosta was the founder, president and chief executive officer of Communications International Corp.  Mr. Ragosta began his professional career as a certified public accountant for the international accounting and advisory firm of Ernst & Young in its Providence, Rhode Island office and his client audit experiences covered a diverse industry base. Between 1994 and 2003 Mr. Ragosta received a total of five gubernatorial appointments and re-appointments as chairman of the board and chief executive officer for two of Rhode Island’s largest state quasi-public agencies overseeing the convention tourism and hotel business of the Rhode Island Convention Center Authority and the state’s entire waste management facilities under the auspices of the Rhode Island Resource Recovery Corporation.  Mr. Ragosta is a member of the American Institute of Certified Public Accountants, a director to the board of the Rhode Island Special Olympics, and a member of the President’s Advisory Council at Roger Williams University in Bristol, RI.  Mr. Ragosta is a 1981 honors graduate of Boston College where he earned a Bachelor of Science Degree in Accounting from its School of Management.

Gerard M. Jacobs, CEO of Think Partnership, stated, “I want to publicly thank Jamie Held for his advice, assistance, friendship and support for Think Partnership during the past three years, during which time our company has grown dramatically. We have reluctantly accepted his resignation from our Board of Directors. I greatly appreciate Mr. Dominic Ragosta accepting our invitation to join our Board of Directors to fill the vacancy. Mr. Ragosta’s extensive accounting and business experience, both in the private sector and in several prominent public service leadership positions, will be extremely valuable to our Board and especially to our Audit Committee.”

James N. Held stated, “I am proud to have been part of the team which has put Think Partnership on the map during the past three years. I remain extremely supportive of Gerry Jacobs and the rest of his management team, and I regret that my other business commitments prevent me from continuing to serve on the THK Board.”

Dominic L. Rogosta stated, “I have worked closely with and have tremendous respect for Vincent Mesolella, the Chairman of Think Partnership’s Audit Committee, for many years. I am eager to get my arms around the company and, as an independent director, to assist in protecting and building shareholder value.”

CGI Holding Corporation has been doing business under the name “Think Partnership Inc.” and will seek formal shareholder approval to change its legal name to Think Partnership Inc. The Company is based in Northbrook, Ill. and currently has 12 operating companies providing online and off-line marketing, advertising, public relations, branding, and shopping evaluation services; search engine optimization and marketing services, opt-in email marketing, and pay-per-click campaign management; online dating; web design, custom web-based applications, database systems, managed and shared hosting solutions, e-commerce and high-speed business Internet access; software for affiliate marketing and affiliate marketing services; online education; and marketing to expectant parents (see www.thinkpartnership.com). The Company has announced signed letters of intent to acquire: Web Diversity Limited, a London-based leader in paid search management and organic search (see www.webdiversity.co.uk); U.K.-based Crystal Reference Systems Limited, whose operating divisions are Crystal Semantics (see www.crystalsemantics.com), and Crystal Reference (see www.crystalreference.com), an Internet content and search technology company and a major educational content publisher in Europe; iLead Media, Inc., Pleasant Grove, Utah, a recognized leader in online lead generation (see www.ileadmedia.com); and Litmus Media, Inc., North Kansas City, Missouri, a secure ad feed distribution provider (see www.litmusmedia.com).

Statements made in this press release that express the Company’s or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company’s report on Form 10-QSB for the quarter ended Sept. 30, 2005, under the section headed “Management Discussion and Analysis or Plan of Operation - Risk Factors.” The Company cannot guarantee future financial results, levels of activity, performance or achievements; and investors should not place undue reliance on the Company’s forward-looking statements. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:

For Think Partnership Inc.

Xavier Hermosillo, 310-832-2999

Xavier@thinkpartnership.com